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                                                                     EXHIBIT 2.2

                             Dated 19th May 1998






                                FAYREWOOD PLC

                                   - and -

                           DOCTOR BUYLINES LIMITED

                                   - and -

                   INTERFACE SYSTEMS INTERNATIONAL LIMITED

                                   - and -

                           INTERFACE SYSTEMS, INC.




                              DEED OF VARIATION











                              ASHURST MORRIS CRISP
                                 Broadwalk House
                                 5 Appold Street
                                 London EC2A 2HA

                               Tel: 0171-638 1111
                               Fax: 0171-972 7990

                                 [CJA/I33100018]



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THIS DEED OF VARIATION is made on 19 May 1998

BETWEEN:-

(1) FAYREWOOD PLC (No.03057247) whose registered office is at 1 Pemberton Row, Fetter Lane, London EC4A 3BA (the "FAYREWOOD");

(2) DOCTOR BUYLINES LIMITED (No.3360868) whose registered office is at 1 Pemberton Row, Fetter Lane, London EC4A 3BA (the "PURCHASER");

(3) INTERFACE SYSTEMS INTERNATIONAL LIMITED (No.2100227) whose registered office is at 959 Weston Road, Slough Trading Estate, Slough, Berkshire, SL1 4HR (the "VENDOR"); and

(4) INTERFACE SYSTEMS, INC. (whose place of business is at 5855 Interface Drive, Ann Arbor, Michigan 48103, USA ("INTERFACE INC.");

RECITALS

This deed is supplemented to, and where applicable supersedes certain provisions of the acquisition agreement dated 13 May 1998 and made between Fayrewood, the Purchaser, the Vendor and Interface Inc. (the "AGREEMENT").

THE PARTIES AGREE AS FOLLOWS:-

1.        INTERPRETATION

          Words and expressions used in this deed have the meaning given to them in the Agreement unless the context requires otherwise or unless expressly provided otherwise herein.

2.        DEFINITIONS

2.1 The definitions in clause 1 of the Agreement shall be amended as follows:-

          (a) Under the definition of "Escrow Amount", the sum of (pound)500,000 shall be replaced with the sum of (pound)50,000;

          (b)     A new definition shall be inserted as follows:-

          "WITHHELD AMOUNT" means the sum of (pound)350,000.

3.        CONSIDERATION

3.1 The words "provided that if any adjustments upwards to the Consideration shall result in the Consideration being more than (pound)2,750,000, then the Purchaser shall pay only (pound)2,750,000 and the Vendor shall retain further receivables (taking receivables in order of the oldest receivables first) to those in the Excluded Assets to the extent the Consideration would otherwise have exceeded (pound)2,750,000" in clause 3.1 of the Agreement shall be deleted.

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3.2       Clause 3.2 of the Agreement shall be deleted and in its place the following words shall be substituted:-

          "(pound)1,770,000 (being (pound)2,170,000 less the Escrow Amount and the Withheld Amount) (the "INITIAL CONSIDERATION") shall be paid on Completion on account of the Consideration and the Escrow Amount shall be paid into the Escrow Account".

IN WITNESS whereof this deed has been duly executed the day and year first above written.







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Signed as a deed by                         ) Pierce Casey
                                            ) Paul Griffiths
for and on behalf of                        )
FAYREWOOD PLC in the presence of:-          ) Patrick Spicer

Patrick Spicer
Solicitor
1 Pemberton Row
Fetter Lane
London EC6A 3BA

Signed as a deed by
                                            ) Pierce Casey
for and on behalf of                        ) Paul Griffiths
DOCTOR BUYLINES LIMITED                     )
in the presence of:-                        ) Patrick Spicer

Patrick Spicer
as above

Signed as a deed by
                                            ) John R. Ternes
for and on behalf of                        )
INTERFACE SYSTEMS INTERNATIONAL LIMITED     )
in the presence of:-                        ) Christopher J. Ashworth

Signed as a deed by
                                            ) John R. Ternes
for and on behalf of                        )
INTERFACE SYSTEMS, INC.                     )
in the presence of:-                        ) Christopher J. Ashworth








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